UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2019

Applied Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38898	81-3405262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, 19th Fl. New York, NY 10173	10173
(Address of Principal Executive Offices)	(Zip Code)

(212) 220-9319

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws

Amendment and Restatement of Certificate of Incorporation

On May 16, 2019, Applied Therapeutics, Inc. (the “Company”) filed an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of our initial public offering (the “IPO”) of our common stock. Our board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the closing of the IPO.  The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of May 16, 2019, we adopted Amended and Restated Bylaws (the “Restated Bylaws”) in connection with the closing of the IPO.  Our board of directors and stockholders previously approved the Restated Bylaws to be effective immediately prior to the closing of the IPO. The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, which is filed as Exhibit 3.2 hereto, and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Therapeutics, Inc.

Dated: May 16, 2019	By:	/s/ Shoshana Shendelman
Shoshana Shendelman, Ph.D.
President and Chief Executive Officer

3